SECURITY AGREEMENT
                               (Purchased Assets)


     THIS SECURITY AGREEMENT (the "Security Agreement") is made as of ____________, 2001 by Country Tonite Branson, LLC, a Nevada limited liability company ("CTB"), whose address is 4625 West Nevso Drive, Las Vegas, Nevada 89103, to BounceBack Technologies.com, Inc., a Minnesota corporation ("BBT"), with its principal place of business at 707 Bienville Blvd., Ocean Springs, Mississippi 39564.

                                   BACKGROUND

     A. Pursuant to the terms and provisions of that certain Asset Purchase Agreement by and among CTB, BBT, Country Tonite Enterprises, Inc., a Nevada corporation ("CTE"), and CRC of Branson, Inc., a Missouri corporation ("CRC of Branson"), dated as of the date hereof (the "Asset Purchase Agreement"), CTB desires to purchase certain of the assets of CTE and CRC of Branson (the "Purchased Assets") and CTE and CRC of Branson desire to sell, transfer and convey certain the Purchased Assets to CTB.

     B. BBT is the 100% owner of CTE and CRC of Branson.

     C. Pursuant to the terms and conditions of the Asset Purchase Agreement, CTB has delivered a $650,000 Secured Promissory Note (the "Short Term Note") and a $2,800,000 Promissory Note (the "Note" and together with the Short Term Note, the "Notes") payable to the order of BBT, as a part of the consideration for CTE and CRC of Branson's sale of the Purchased Assets to CTB; and

     D. Pursuant to the terms of the Asset Purchase Agreement, CTB is willing to execute this Security Agreement to secure CTB's obligations to BBT under the Notes; and

     E. CTB and BBT intend that this instrument shall constitute a security agreement within the meaning of the Uniform Commercial Code, as from time to time in effect in the States of Missouri and Nevada (the "UCC").

     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of all which is acknowledged by CTB, the parties hereto agree as follows:

     Section 1. Security Interest. As collateral security for the prompt and unconditional payment of the principal and interest on the Notes (the "Debt"), CTB hereby grants, assigns, pledges, transfers and sets over to BBT and grants to BBT a first priority lien upon and security interest in and to the Purchased Assets (including all of the CTB's right, title and interest in and to any and all renewals, replacements, substitutions, additions, products and proceeds of the Purchased Assets, including, without limitation, accounts receivable generated by the sale of inventory which is part of the Purchased Assets). Items referenced in this Section l are collectively hereinafter referred to as the "Collateral".



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     Section 2. CTB's Title; Liens and Encumbrances; CTB's Representations.

     2.1 CTB represents and warrants that CTB is, or, to the extent that this Security Agreement states that the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral, having good and marketable title thereto, free from any and all liens, security interests, encumbrances or claims. CTB will not create or assume or permit to exist any such prior lien, security interest, encumbrance or claim on or against the Collateral and CTB will promptly notify BBT of any such claim, lien, security interest or other encumbrance made or asserted against the Collateral and will defend the Collateral against any such claim, lien, security interest or other encumbrance.

     2.2 This Security Agreement constitutes the legal, valid and binding obligation of CTB enforceable against CTB in accordance with its terms, except to the extent the enforceability thereof may be limited (1) by bankruptcy, reorganization or similar laws limiting the enforceability of creditors' rights generally or (2) by the availability of discretionary equitable remedies. No consent or approval of any person, including, without limitation, stockholders, officers or directors of CTB, no consent or approval of any landlord or mortgagee, no waiver of any lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency is or will be required in connection with the execution, delivery, performance, validity, enforcement or priority of this Security Agreement.

     Section 3. Location of Collateral and Records. CTB represents and warrants that there are no places where the Collateral is used, stored or located, except as set forth on Exhibit A annexed hereto, unless otherwise agreed to by BBT in writing, and covenants that CTB will promptly notify BBT of any change in the foregoing representation. CTB shall at all times maintain its records as to the Collateral, its books of account and other records at its principal place of business shown above. CTB further covenants that except for Collateral delivered to BBT or its duly authorized agent CTB will not store, use or locate any of the Collateral at any place other than the location set forth on Exhibit A hereto unless otherwise agreed to by BBT in writing.

     Section 4. CTB Name. CTB represents and warrants that it has not used or conducted business under any name other than On Stage Entertainment, Inc. and does not propose to use or conduct business under any name other than On Stage Entertainment, Inc. and/or Country Tonite Branson, LLC or Country Tonite in the future. Prior to use of any other names, CTB shall notify BBT in writing at least 30 days prior to the use of any such proposed new, changed, modified or assumed name.

     Section 5. Perfection of Security Interest. CTB will join with BBT in executing one or more financing statements pursuant to the UCC adopted by the States of Nevada, Missouri and such other states in which BBT reasonably believes a financing statement is necessary to protect its interests hereunder or other notices appropriate under applicable law in forms satisfactory to BBT. CTB hereby authorizes BBT to take all action (including, without limitation, the filing of any UCC financing statements or amendments thereto without the



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signature of the CTB) which BBT may deem necessary or desirable to perfect or otherwise protect the liens and security interests created hereunder and to obtain the benefits of this Security Agreement.

     All appropriate steps on the part of CTB requisite to the perfection of the security interest of BBT in and to all property and interests which by the terms hereof are to be subjected to the lien and security interest of this Security Agreement have been or will be taken by CTB.

     In the event that any state which now or hereafter has jurisdiction over any collateral, enacts, in whole or in part, revised Article 9 of the Uniform Commercial Code (1998 Official Text as approved by the American Law Institute and the National Conference of Commissioners on uniform state laws)("Revised
Article 9"), the grant of security interest in this Security Agreement shall be deemed to include all items or types of collateral reclassified by Revised
Article 9 into the items or types of collateral described therein, and with respect to this Security Agreement shall specifically include all accounts, deposit accounts, commercial tort claims, health-care-insurance receivables, letter of credit rights, electronic chattel paper and all supporting obligations, as such terms are defined in Revised Article 9. Borrower hereby authorizes BBT to file any initial financing statement and amendment statement, with or without Borrower's signature as permitted by Revised Article 9, in order to perfect or maintain perfection of the security interests granted by this Security Agreement.

     Section 6. General Covenants. CTB shall:

     6.1 upon the occurrence and continuation of an Event of Default (hereinafter defined), furnish BBT from time to time, at its request, written statements further identifying and describing the Collateral in such detail as it may reasonably require;

     6.2 advise BBT promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have an adverse material effect on the value of the Collateral or on BBT's security interest therein including, without limitation, any Event of Default or potential Event of Default;

     6.3 promptly execute and deliver to BBT such further agreements, instruments, documents, certificates and assurances and take such further action as BBT may from time to time reasonably deem necessary to perfect, protect or enforce the security interests of BBT in the Collateral or otherwise to effectuate the intent of this Security Agreement;

     6.4 comply fully with the terms and provisions of the Notes and any other agreements now or hereafter existing or entered into between CTB and BBT;

     6.5 deliver to BBT promptly upon its request copies of all certificates, schedules, lists, invoices, bills of lading, documents of title, original purchase orders, receipts, chattel paper, instruments or other items relating to any of the Collateral to the extent CTB has possession or control of same;



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     6.6 make, stamp or record such entries or legends on any of the CTB's books and records relating to the Collateral as BBT shall reasonably request from time to time, including without limitation, notation of the security interest of BBT on any certificates of title or other evidence of ownership outstanding with respect thereto;

     6.7 defend the Collateral at its own expense against any and all claims or demands of third parties at any time claiming an interest in any of the Collateral;

     6.8 notify BBT in the event of a material loss or damage to the Collateral or of any material adverse change in CTB's financial condition, business affairs or with respect to any of the Collateral, or of any other occurrence which may materially adversely affect the security interest of BBT therein;

     6.9 all expenses incurred with respect to the purchase, delivery, use, repair or other handling of the Collateral, as well as all taxes which will or may become a lien on the Collateral, promptly when due; and

     6.10 sell, exchange, lease or otherwise dispose of any of the Collateral without the prior written consent of BBT except with respect to the sale of inventory in the ordinary course of business; permit any liens or security interests to attach to any of the Collateral; or permit any of the Collateral to be levied upon under any legal process; or permit anything to be done that may impair the security intended to be afforded by this Security Agreement. The inclusion of proceeds in this Security Agreement does not authorize CTB to sell, dispose of or otherwise use the Collateral in any manner not specifically authorized by this Security Agreement.

     Section 7. Affirmative Covenants.

     Until payment in full of the Debt to BBT, CTB covenants and agrees that, unless BBT consents in writing:

     7.1 Repayment of Obligations. CTB will repay the Debt according to the terms of this Security Agreement and the Notes.

     7.2 Performance Under this Agreement, the Asset Purchase Agreement and the Notes. CTB will perform all obligations required to be performed by it under the terms of this Security Agreement, the Asset Purchase Agreement and the Notes and any other agreements now or hereafter existing or entered into between CTB and BBT.

     7.3 Information. Upon BBT's written request, CTB shall provide BBT with such information about the Collateral or the financial condition and operations of CTB as BBT may from time to time reasonably request.

     7.4 Corporate Existence and Maintenance of Properties. CTB shall maintain and preserve its corporate existence and all rights, privileges and franchises now enjoyed; and CTB shall conduct its business in an orderly, efficient and customary manner, keep its properties in good working order and condition, and from time to time make all needed repairs to, renewals of



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or replacements of its properties (except to the extent that any of such properties is obsolete or is being replaced) so that the efficiency of such property shall be fully maintained and preserved. CTB shall file or cause to be filed in a timely manner all reports, applications, estimates and licenses which shall be required by any governmental authority and which, if not timely filed, would have a material adverse effect on CTB or the Collateral.

     7.5 Payment of Indebtedness; Performance of Other Obligations. CTB shall pay all indebtedness for borrowed money at maturity, all taxes, assessments and other governmental charges which may be levied or assessed upon CTB or the Collateral when due and all other obligations in accordance with customary trade practices, and comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral, or any part thereof or to the operation of CTB's business. CTB shall also observe and remain in compliance with all laws, ordinances, governmental rules and regulations to which it is subject and obtain all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or the conduct of its business, and all covenants and conditions of all agreements and instruments to which CTB is a party, which failure to comply or failure to obtain would materially and adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of CTB.

     7.6 Maintenance of Insurance. CTB shall maintain and pay for insurance upon all Collateral, wherever located, covering casualty, hazard, public liability and such other risks and in such amounts and with such insurance companies as shall be reasonably satisfactory to BBT, and deliver such certificates of insurance to BBT, naming BBT as loss payee and additional insured thereunder. Each policy of insurance shall contain a clause requiring the insurer to give not less than thirty days prior written notice to BBT before any cancellation of the policy for any reason whatsoever. CTB hereby directs all insurers under such policies of insurance on the Collateral to pay all proceeds payable thereunder directly to BBT. CTB hereby irrevocably makes, constitutes and appoints BBT (and all officers, employees or agents designated by BBT) as CTB's true and lawful attorney (and agent-in-fact) for the purpose of making, settling, and adjusting claims under such policies of insurance, endorsing the name of CTB on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. If CTB fails to obtain and maintain any of the policies of insurance or to pay any premium in whole or in part, then BBT may, at CTB's expense, without waiving or releasing any obligation or default by CTB hereunder, procure the same, but shall not be required to do so. Not less than thirty days prior to the expiration date of the insurance policies required to be maintained by CTB hereunder, CTB shall deliver to BBT one or more certificates of insurance evidencing renewal of the insurance coverage required hereunder plus such other evidence of payment of premiums therefore as BBT may reasonably request.

     7.7 Inspection. CTB shall permit employees or agents of BBT at any reasonable time to inspect CTB's properties, and to examine or audit CTB's books, accounts and records and make copies and memoranda of them and to discuss the affairs, finances and accounts of CTB with its officers, employees and independent public accountants (and by this provision CTB authorizes said accountants to discuss the finances and affairs of CTB), all at such reasonable times and as often as may be reasonably requested.



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     Section 8. Fixtures. It is the intent of CTB and BBT that none of the
Collateral is or shall be fixtures, as that term is used or defined in Article 9 of the UCC adopted by the States of Missouri and Nevada. Nevertheless, if the Collateral or any part thereof is or is to become attached or affixed to any real estate, CTB will, upon request, furnish BBT with a disclaimer or subordination in form satisfactory to BBT from all persons having an interest in the real estate to which the Collateral is attached or affixed, together with the names and addresses of the record owners of, and all other persons having an interest in, and a general description of, such real estate.

     Section 9. Events of Default. Any one or more of the following events shall constitute an Event of Default hereunder:

     9.1 CTB fails to observe and perform any monetary covenant, condition or agreement of this Security Agreement, the Asset Purchase Agreement or the Notes as and when the same is due and payable;

     9.2 CTB fails to observe and perform any non-monetary covenant, condition or agreement of this Security Agreement and continuance of such failure for more than twenty days after written notice of such failure has been given to CTB by BBT;

     9.3 any default or event of default under the Notes shall occur and be continuing;

     9.4 any default or event of default under the Asset Purchase Agreement shall occur and be continuing and shall not have been cured within any applicable cure period;

     9.5 any warranty, representation or other statement by or on behalf of CTB contained in this Security Agreement, the Asset Purchase Agreement or the Notes is false, misleading or incorrect in any material respect as of the date made or during the term hereof;

     9.6 any direct or indirect, voluntary or involuntary mortgage, pledge, hypothecation, encumbrance, sale, lease, assignment or other transfer of the Collateral or any portion thereof or any interest therein made or suffered by CTB, unless made with the prior written consent of BBT or expressly permitted by the terms of this Security Agreement;

     9.7 CTB shall suspend or discontinue its business, or shall make an assignment for the benefit of creditors or a composition with creditors, shall be unable or admit in writing its inability to pay its debts as they mature, shall file a petition in bankruptcy, shall become insolvent (howsoever such insolvency may be evidenced), shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for the appointment of any receiver, liquidator or trustee of or for it or any substantial part of its property or assets, shall commence any proceedings under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there shall be commenced against CTB any such proceeding which shall remain undismissed for a period of sixty days or more, or any order, judgment or decree



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approving the petition in any such proceeding shall be entered; or CTB shall by any act or failure to act indicate its consent to, approval of or acquiescence in, any such proceeding or in the appointment of any receiver, liquidator or trustee of or for it or any substantial part of its property or assets, or shall suffer any such appointment to continue undischarged or unstayed for a period of sixty days or more; or CTB shall take any action for the purpose of effecting any of the foregoing; or

     9.8 there shall occur any material uninsured damage to or loss, theft, or destruction of any of the Collateral.

     Section 10. Rights and Remedies on Default. In the event of the occurrence and continuation of any Event of Default hereunder, BBT shall at any time thereafter have the right, with or without notice to CTB, as to any or all of the Collateral, by any available judicial procedure, or without judicial process, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purposes of taking possession of or removing the Collateral, and generally, to exercise any and all rights afforded to a secured party under the UCC adopted by the States of Missouri or Nevada or other applicable law. Without limiting the generality of the foregoing, CTB agrees that BBT shall have the right to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, either at public or private sale, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions, all as BBT in its sole discretion may deem commercially reasonable, and it shall have the right to purchase all or any part of the Collateral at any such public sale; and, if any Collateral shall require rebuilding, repairing, maintenance, preparation, or is in process or other unfinished state, BBT shall have the right to do such rebuilding, repairing, preparation, processing or completion of manufacturing, for the purpose of putting the Collateral in such saleable or disposable form as it shall deem reasonably appropriate and the costs and expenses of the same shall be and become part of the Debt. At BBT's request, CTB shall assemble the Collateral and make it available to BBT at reasonable places which BBT shall select, whether at CTB's premises or elsewhere, and make available to BBT without rent, all of CTB's premises and facilities for the purpose of BBT's taking possession of, removing or putting the Collateral in saleable or disposable form. The proceeds of any such sale, lease or other disposition of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like, and to the reasonable attorneys' fees and legal expenses incurred by BBT and then to the satisfaction of amounts due under the Notes, the Asset Purchase Agreement and this Security Agreement and to the payment of any other amounts required by applicable law, and any surplus proceeds shall be paid or delivered by BBT to whomever is legally entitled to them. If, upon the sale, lease or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which BBT is entitled hereunder, CTB will be liable for the deficiency, together with interest thereon, at the rate prescribed in the Notes and the reasonable fees of any attorneys employed by BBT to collect such deficiency. To the extent permitted by applicable law, CTB waives all claims, damages and demands against BBT arising out of the repossession, removal, retention or sale of the Collateral.



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     Section 11. Costs and Expenses. Any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys' fees and legal expenses incurred by BBT in connection with the enforcing, foreclosing, retaking, holding, storing, processing, selling or otherwise realizing upon the Collateral and BBT's security interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or related to the transactions to which this Security Agreement relates, shall borne and paid by CTB on demand by BBT and until so paid shall be added to the principal amount of the Debt and shall bear interest at the applicable rates provided in the Notes.

     Section 12. Power of Attorney. CTB authorizes BBT upon the occurrence and continuation of an Event of Default hereunder, and does hereby make, constitute and appoint BBT and any officer or agent of BBT with full power of substitution, as CTB's true and lawful attorney-in-fact, with power, in its own name or in the name of CTB, to endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of BBT; to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or against the Collateral; to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and, generally, to do, at BBT's option and at CTB's expense, at any time, or from time to time, all acts and things which BBT deems reasonably necessary to protect, preserve and realize upon the Collateral and BBT's security interests therein in order to effect the intent of this Security Agreement and the Notes, all as fully and effectually as CTB might or could do; and CTB hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the term of this Security Agreement and thereafter as long as any of the Debt shall be outstanding.

     Section 13. Notices. Any notice required hereunder shall be deemed duly given if deposited in the mails, postage prepaid and sent by certified or registered mail or delivered by a nationally recognized overnight delivery service, addressed to BBT and to CTB at the respective addresses specified herein or at such other address as such party shall have specified by notice given in the same manner.

     Section 14. Other Security. To the extent that the Debt is now or hereafter secured by property other than the Collateral or by the guaranty, endorsement or property of any other person, firm, corporation or other entity, then BBT shall have the right in its sole discretion to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of its rights and remedies hereunder.

     Section 15. Modifications to Notes. CTB acknowledges that the Notes may be extended and/or modified from time to time. Any such extension or modification shall not require an amendment to this Security Agreement. All references in this Security Agreement to the Notes shall be deemed to refer to such documents as they may be modified or extended from time to time.



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     Section 16. Miscellaneous.

     16.1 Beyond the safe custody thereof, BBT shall have no duty as to the collection of any Collateral in its possession or control or in the possession or control of any agent or nominee of BBT or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

     16.2 No course of dealing between CTB and BBT nor any failure to exercise, nor any delay in exercising, on the part of BBT any right, power or privilege hereunder, under the Notes or under any other document or agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     16.3 All of BBT's rights and remedies with respect to the Collateral, whether established hereby, by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

     16.4 The provisions of this Security Agreement are severable, and if any clause or provisions shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Security Agreement in any jurisdiction.

     16.5 This Security Agreement is subject to modification only by a writing signed by the parties hereto.

     16.6 The benefits and burdens of this Security Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

     16.7 This Security Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same Security Agreement.

     16.8 This Security Agreement shall be governed as to validity, construction and performance by the laws of the State of Missouri.

     16.9 Any capitalized term which is not specifically defined in this Security Agreement shall have the meaning ascribed to such term in the Asset Purchase Agreement.

     16.10 This Security Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements with respect to such subject matter.



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     Section 17. Term of Agreement. This Security Agreement shall continue in full force and effect, and be binding upon CTB, until all of the Debt has been fully paid and performed and such payment and performance has been acknowledged in writing by BBT whereupon this Security Agreement shall terminate.


     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Security Agreement as of the day and year first above written.

                                       Country Tonite Branson, LLC


                                       By:________________________________
                                       Name:    Timothy J. Parrott
                                       Title:   President and CEO

                                       BounceBack Technologies.com, Inc.


                                       By:________________________________
                                       Name:    John J. Pilger
                                       Title:   President



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                                    EXHIBIT A

                             Location of Collateral

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